THE SOLOMON-PAGE GROUP, LTD.                                 EXHIBIT 11
SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
        JUNE 30, 1997 [UNAUDITED]
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                                                                        THREE           NINE
                                                                     MONTHS ENDED    MONTHS ENDED
                                    PRIMARY                         JUNE 30, 1997    JUNE 30, 1997
                                    -------                         -------------    -------------

     NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . .     $460,833        $1,057,885
     ASSUMED INTEREST OF 5.15% ON GOVERNMENT SECURITIES AND THE
         REDUCTION OF INTEREST EXPENSE, NET OF TAX EFFECT . . . . .     $161,205          $491,206
                                                                    -------------     -------------
     NET INCOME USED FOR PRIMARY PER SHARE AMOUNTS . . . . . . . . .    $622,038        $1,549,091
                                                                    =============     =============

     AVERAGE SHARES OUTSTANDING . . . . . . . . . . . . . . . . . .    5,132,582         5,132,582
     ADD - COMMON EQUIVALENT SHARES, DETERMINED USING THE
         "MODIFIED TREASURY STOCK METHOD" . . . . . . . . . . . . .    3,943,643         3,943,643

     WEIGHTED AVERAGE NUMBER OF SHARES USED IN CALCULATION OF       ------------      -------------
         PRIMARY INCOME PER SHARE . . . . . . . . . . . . . . . . .    9,076,225         9,076,225
                                                                    =============     =============

     PRIMARY NET INCOME PER COMMON SHARE . . . . . . . . . . . . . .       $0.07             $0.17
                                                                    =============     =============


                            FULLY DILUTED
                            -------------

     NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . .     $460,833        $1,057,885
     ASSUMED INTEREST OF 5.15% ON GOVERNMENT SECURITIES AND THE
         REDUCTION OF INTEREST EXPENSE, NET OF TAX EFFECT . . . . .     $157,672          $452,154
                                                                    -------------     -------------
     NET INCOME USED FOR FULLY DILUTED PER SHARE AMOUNTS . . . . . .    $618,505        $1,510,039
                                                                    =============     =============

     AVERAGE SHARES OUTSTANDING . . . . . . . . . . . . . . . . . .    5,132,582         5,132,582
     ADD - COMMON EQUIVALENT SHARES, DETERMINED USING THE
         "MODIFIED TREASURY STOCK METHOD" . . . . . . . . . . . . .    3,943,643         3,943,643

     WEIGHTED AVERAGE NUMBER OF SHARES USED IN CALCULATION OF       -------------     -------------
         FULLY DILUTED PER SHARE . . . . . . . . . . . . . . . . . .   9,076,225         9,076,225
                                                                    =============     =============

     FULLY DILUTED NET INCOME PER COMMON SHARE . . . . . . . . . . .       $0.07             $0.17
                                                                    =============     =============
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